FIRST AMENDMENT TO
                       AGREEMENT AND PLAN OF ORGANIZATION

         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF ORGANIZATION (the "Amendment") is dated as of June 30, 1997, by and among Travel Services International, Inc., a Delaware corporation ("TSII"), D-FW Tours, Inc., a Texas corporation, D-FW Travel Arrangements, Inc., a Texas corporation (D-FW Tours, Inc. and D-FW Travel Arrangements, Inc. are herein collectively referred to as the "Company"), and John W. Przywara, an individual residing in the City of Dallas, Texas, and Sharon Scott Przywara, an individual residing in the City of Dallas, Texas (collectively, the "Stockholders").

         In consideration of the mutual agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement and Plan of Organization, dated as of May 9, 1997, by and among the parties hereto (the "Agreement").

         2. Amendment to Annex III. Annex III to the Agreement is hereby deleted in its entirety and replaced with Annex III attached hereto.

         3. Amendment to Annex V. Annex V to the Agreement is hereby deleted in its entirety and replaced with Annex V attached hereto.

         4. Amendment to Employment Agreement. The Employment Agreement of the Stockholder, a form of which is attached as Annex VIII to the Agreement, is hereby amended as follows:

                           a. The first sentence of Paragraph 2(a) of the Employment Agreement is amended by deleting "$150,000" as the base salary and inserting "$100,000" as the base salary.

                           b. The last two sentences of Paragraph 2(a) of the Employment Agreement are hereby deleted in their entirety.

         5. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Agreement remain unchanged, and the terms and conditions of the Agreement as amended hereby remain in full force and effect.

         6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         7. Governing Law. This Amendment  shall be construed in accordance with laws of the State of Delaware.

         8.   Captions.   The  headings  of  this  Amendment  are  inserted  for
convenience only and shall not constitute a part of this Amendment or be used to construe or interpret any provision hereof.

                      [The next page is the signature page]


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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Agreement and Plan of Organization to be duly executed and delivered as of the day and year first above written.


                                    TRAVEL SERVICES INTERNATIONAL, INC.


                                    By: /s/ Elan J. Blutinger
                                       --------------------------------
                                       Elan J. Blutinger
                                       President


                                    D-FW TOURS, INC.


                                    By: /s/ John Przywara
                                       --------------------------------
                                       John Przywara
                                       Chairman and Chief Executive Officer


                                    D-FW TRAVEL ARRANGEMENTS, INC.


                                    By: /s/ John Przywara
                                       --------------------------------
                                       John Przywara
                                       President


                                    STOCKHOLDERS:

                                    /s/ John W. Przywara
                                    ----------------------------------
                                    John W. Przywara, Individually,
                                    as a stockholder of each of D-FW Tours,
                                    Inc. and D-FW Travel Arrangements, Inc.


                                    /s/ Sharon Scott Przywara
                                    ----------------------------------
                                    Sharon Scott Przywara, Individually,
                                    as a stockholder of each of D-FW Tours,
                                    Inc. and D-FW Travel Arrangement, Inc.


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